EXHIBIT 99



THE BANK OF NEW YORK COMPANY, INC.                       NEWS
                                    48 Wall Street, New York, N.Y. 10286
                                    ------------------------------------
                                    Contact:
FOR RELEASE:                        PUBLIC AND INVESTOR RELATIONS DEPT.



IMMEDIATELY                                    Michael M. Pascale, VP
- -----------                                    (212) 495-1041
                                               Pierre S. Brull, VP
                                               (212) 495-1721
                                               Rhonda Barnat, AVP
                                               (212) 495-1725



                 THE BANK OF NEW YORK COMPANY, INC. REPORTS
                 ------------------------------------------
                 RECORD FIRST QUARTER NET INCOME AND E.P.S.
                 ------------------------------------------

          First Quarter Net Income $178 Million; E.P.S. $1.75 up 35%
                     1.50% ROA and 18.55% ROE Also Records
           Common Stock Dividend Increased 22%, Stock Split 2-for-1
                  2.5 Million Common Share Buyback Announced

NEW YORK, N.Y., April 12, 1994 -- The Bank of New York Company, Inc. reported record first quarter net income of $178 million, which compares with net income of $134 million in the first quarter of 1993. Fully diluted earnings per share in the first quarter of 1994 were a record $1.75 compared with $1.30 per share in the same period last year, an increase of 35%. The gain on the sale of a portion of the Company's interest in Wing Hang Bank, Ltd. in Hong Kong, which was partially offset by a restructuring charge related to National Community Division, added a net 12 cents to earnings per share this quarter.

       2.

      Net interest income, on a taxable equivalent basis, increased $16 million or 4% to $396 million from the first quarter of 1993. The Company noted widened spreads and increasing loan demand during the first quarter. Credit card growth remained especially strong. There was also growth in other consumer loans, as well as in middle market and large corporate lending.
     Fee income was strong, especially from securities and other processing, syndications and factoring. A lower provision for loan losses and continued control of operating expenses contributed to higher earnings.
     The Company's Board of Directors today declared a quarterly common stock cash dividend of 55 cents per share, a 22% increase over the 45 cents previously paid. This increase will result in an annual rate of $2.20 per share, the highest in the Company's history, surpassing the previous high of $2.12 per share paid in 1990. The new dividend is payable on May 6, 1994 to holders of record as of the close of business on April 22, 1994.
     The Company's Board also declared a 2-for-1 common stock split, which will be paid after the cash dividend. On May 13, 1994, holders of record as of the close of business on April 22, 1994 will receive one additional share for every share held.
     The Company announced today a plan to buy back, throughout the remainder of this year, up to 2.5 million of its pre-split common shares. All shares purchased will be used in connection with certain employee benefit plans or will be held as treasury shares.

       3.

     The Company's estimated Tier I capital and total capital ratios were 8.25% and 12.85% at March 31, 1994 compared with 8.87% and 13.65% at
December 31, 1993 and 8.26% and 12.90% at March 31, 1993. The decline in these ratios from December 31, 1993 is primarily attributable to the redemption of $156 million of preferred stock in the first quarter of 1994. The absence of this preferred stock will add approximately 7 cents to annual per share earnings. Tangible common equity as a percent of total assets was 6.84% at March 31, 1994 compared with 7.00% at December 31, and 6.41% one year ago.
     Return on average assets in the first quarter of 1994 was 1.50% compared with 1.32% in the fourth quarter of 1993 and 1.17% in the first quarter of 1993. Return on average common equity was 18.55% in the first quarter of 1994 compared with 16.16% in the fourth quarter of 1993 and 15.06% in the first quarter of 1993. Both return on assets and return on equity for this quarter were records for the Company.
     Stockholders' equity was reduced by $3 million as a result of the adoption of FAS 115, which relates to unrealized gains and losses on securities available for sale.

       4.

NONPERFORMING ASSETS
- --------------------
(dollars in millions)
                                                 Change
                                                 1Q 1994 vs.
                          3/31/94   12/31/93     4Q 1993
                      --------------------------------------
Loans:
  HLT                     $   51    $    52        (2)%
  Commercial Real Estate      55         72       (24)
  Other Commercial           105        130       (19)
  Foreign                     24         34       (29)
  LDC                         95         96        (1)
  Community Banking          118        156       (24)
                           -----      -----
       Total Loans           448        540       (17)

 Other Real Estate            84         99       (15)
                           -----      -----
  Total                   $  532      $ 639       (17)
                           =====      =====

Nonperforming Asset Ratio    1.6%       2.1%

Allowance/Nonperforming
              Loans        208.5      179.6

Allowance/Nonperforming
              Assets       175.6      151.8



       Nonperforming assets declined for the eleventh consecutive quarter. They totaled $532 million at March 31, compared with $639 million at December 31, 1993, a decrease of $107 million or 17%. A total of $51 million of small nonperforming loans were sold this quarter. This was the Company's first bulk sale of nonperforming loans.
       Nonperforming commercial real estate assets, which include other real estate owned, declined to $139 million at March 31, 1994, a $32 million, or 19% decrease from $171 million at December 31, 1993.

       5.

LOAN LOSS PROVISION AND NET CHARGE-OFFS
- ---------------------------------------
(in millions)
                               1st          4th          1st
                             Quarter      Quarter      Quarter
                             -------      -------      -------
                               1994         1993         1993
                               ----         ----         ----

Provision                     $  45        $  50        $  93
                               ----         ----         ----
Net Charge-offs:
 HLT                              -            2           (7)
 Commercial Real Estate          (5)         (30)         (18)
 Other Commercial               (20)          (6)         (32)
 Consumer                       (39)         (40)         (36)
 Foreign                          -           (6)          (2)
 Other                          (19)          (5)          (6)
                               ----         ----         ----
 Total                          (83)         (85)        (101)

Credit Card Securitization        2            1            -
                               ----         ----         ----
Decrease in
Allowance                     $ (36)       $ (34)       $  (8)
                               ====         ====         ====
Other Real Estate
Expense                       $   2        $   4        $   9



The allowance for loan losses was $934 million, or 2.87% of loans at March 31, 1994 compared with $970 million, or 3.17% of loans at December 31, 1993.


NET INTEREST INCOME
- -------------------
     On a taxable equivalent basis, net interest income amounted to $396 million in the first quarter of 1994, compared with $380 million in the same period of 1993, an increase of 4%. The net interest rate spread was 3.18% in the first quarter of 1994 compared with 3.12% in the fourth quarter of 1993 and 3.11% one year ago. The net yield on interest earning assets was 3.89% in the first quarter of 1994 compared with 3.83% in the fourth quarter of 1993 and 3.82% in the same period last year. The spread

       6.

and yield benefitted modestly from the return of a portion of the Company's credit card securitization to its balance sheet.
     There was continued strong performance in credit cards, as the number of card accounts increased by 23% to 4.9 million and managed outstandings were up by 21% to $6.3 billion from one year ago. Response rates to our aggressive national direct-mail campaign have significantly exceeded expectations so far this year. We will continue this program throughout the remainder of 1994. The credit quality of our card portfolio continues to be excellent. Delinquencies continue to decline. Net charge-offs as a percentage of average outstandings were 3.13% in the first quarter of 1994, down significantly from 3.48% one year ago.

NONINTEREST INCOME
- ------------------
     Noninterest income increased 6% to $350 million in the first quarter, compared with $330 million in the same period last year.
     Securities processing fees were $88 million for the first quarter of 1994 and $76 million for the first quarter of 1993, an increase of 16%. Most areas contributed to the increase. Among the strongest were corporate trust, government securities clearance, master trust and mutual fund custody. Other processing fees, principally funds transfer, deposit services, and trade finance, were $42 million for the first quarter of 1994, compared with $38 million in the same period last year, an increase of 11%.
     Service charges and fees were $119 million in the first quarter of 1994, compared with $114 million in the first quarter of last year. In the first quarter, noninterest income attributable to the Company's credit card securitization was $4 million less than the comparable period of last year due to a portion of these assets returning to the balance sheet.

       7.

     Securities gains were $12 million in the first quarter of 1994 compared with $26 million in the same period last year.
     Other noninterest income was $56 million and $44 million for the first quarters of 1994 and 1993. Foreign exchange profits and trading activities were $16 million and $23 million in the first quarters of 1994 and 1993. Also included in other noninterest income for 1994 is a pre-tax gain of $22 million ($14 million after-tax) related to the sale of a portion of the Company's interest in Wing Hang Bank, Ltd., which was partially offset by a $3 million restructuring charge related to National Community Division (NCD).

NONINTEREST EXPENSE AND INCOME TAXES
- ------------------------------------
     Total noninterest expense increased 3% to $403 million in the first quarter from $391 million in 1993. Other real estate expense decreased to $2 million from $9 million in the first quarter of 1993.
     Salaries increased 5% in the first quarter to $153 million from $146 million in the same period last year. Excluding the $3 million restructuring charge related to NCD, salaries increased 3%. Profit-sharing increased to $16 million from $13 million in last year's first quarter. Other employee benefits -- primarily incentive compensation and health care expenses -- were up 4% from the first quarter of last year.
     The effective tax rate for the first quarter of 1994 was 37.5% compared with 36.8% for the first quarter of 1993.



                          ***************************


(Financial highlights and detailed financial statements are attached.)

       8.

                         THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                                    (Unaudited)
                   (Dollars in millions, except per share amounts)
For the Three Months Ended March 31:             1994         1993        Change
- ----------------------------------------         ----         ----        ------
  Net Income                                    $  178       $  134       32.8%
    Per Common Share:
      Primary Earnings                          $ 1.85       $ 1.37       35.0
      Fully Diluted Earnings                      1.75         1.30       34.6
      Cash Dividends                              0.45         0.38       18.4

  Return on Average Common Shareholders'
      Equity                                    18.55%       15.06%
  Return on Average Assets                       1.50         1.17


As of March 31:
- ---------------
  Assets                                        $48,008      $44,027       9.0%
  Loans                                          32,560       29,261      11.3
  Securities                                      5,619        5,055      11.2
  Deposits - Domestic                            23,637       23,648        -
           - Foreign                              9,120        7,187      26.9
  Long-Term Debt                                  1,540        1,695      -9.1
  Preferred Shareholders' Equity                    138          371     -62.8
  Common Shareholders' Equity                     3,891        3,467      12.2

  Common Shareholders' Equity Per Share           41.38        37.10      11.5
  Market Value Per Share of Common Stock          51.00        57.75     -11.7

  Allowance for Loan Losses as a Percent
     of Loans                                      2.87%        3.64%
  Tier I Capital Ratio                             8.25         8.26
  Total Capital Ratio                             12.85        12.90
  Leverage Ratio                                   7.66         7.56
  Tangible Common Equity Ratio                     6.84         6.41


       9.

                      THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Income
                                 (Unaudited)
                   (In millions, except per share amounts)
                                                  For the three
                                                   months ended
                                                     March 31,
                                                  1994     1993
                                                 -----    -----
Interest Income
- ---------------
Loans                                            $ 512    $ 507
Securities
  Taxable                                           57       56
  Exempt from Federal Income Taxes                  15       19
                                                 -----    -----
                                                    72       75
Deposits in Banks                                    8        8
Federal Funds Sold and Securities
  Purchased Under Resale Agreements                 19       27
Trading Assets                                      15        8
                                                 -----    -----
      Total Interest Income                        626      625
                                                 -----    -----
Interest Expense
- ----------------
Deposits                                           166      187
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                   27       22
Other Borrowed Funds                                23       22
Long-Term Debt                                      27       28
                                                 -----    -----
      Total Interest Expense                       243      259
                                                 -----    -----
Net Interest Income                                383      366
- -------------------
Provision for Loan Losses                           45       93
                                                 -----    -----
Net Interest Income After Provision
   for Loan Losses                                 338      273
                                                 -----    -----
Noninterest Income
- ------------------
Processing Fees
 Securities                                         88       76
 Other                                              42       38
                                                 -----    -----
                                                   130      114
Trust and Investment Fees                           33       32
Service Charges and Fees                           119      114
Securities Gains                                    12       26
Other                                               56       44
                                                 -----    -----
      Total Noninterest Income                     350      330
                                                 -----    -----
Noninterest Expense
- -------------------
Salaries and Employee Benefits                     211      199
Net Occupancy                                       47       43
Furniture and Equipment                             22       22
Other                                              123      127
                                                 -----    -----
      Total Noninterest Expense                    403      391
                                                 -----    -----
Income Before Income Taxes                         285      212
Income Taxes                                       107       78
                                                 -----    -----
Net Income                                       $ 178    $ 134
- ----------                                       =====    =====
Net Income Available to Common Shareholders      $ 174    $ 127
- -------------------------------------------      =====    =====
Per Common Share Data:
- ----------------------
   Primary Earnings                              $1.85    $1.37
   Fully Diluted Earnings                         1.75     1.30
   Cash Dividends                                 0.45     0.38

Average Common Shares Outstanding                   94       92


       10.

                       THE BANK OF NEW YORK COMPANY, INC.
                      Consolidated Statements of Condition
                                  (Unaudited)
                  (Dollars in millions, except per share amounts)
                                                       March 31,    Dec. 31,
                                                         1994         1993
                                                         ----         ----
Assets
  Cash and Due from Banks                                $ 3,165     $ 4,511
  Interest-Bearing Deposits in Banks                         298         269
  Securities:
    Held to Maturity                                       3,297       4,356
    Available for Sale                                     2,322       1,241
                                                         -------     -------
         Total Securities                                  5,619       5,597
    Trading Assets                                         2,479       1,325
    Federal Funds Sold and Securities Purchased
     Under Resale Agreements                                 300          36
    Loans (Less allowance for loan losses of $934 in
    1994 and $970 in 1992)                                31,626      29,600
    Premises and Equipment                                   934         945
    Due from Customers on Acceptances                      1,074         888
    Accrued Interest Receivable                              221         222
    Other Assets                                           2,292       2,153
                                                         -------     -------
         Total Assets                                    $48,008     $45,546
                                                         =======     =======
 Liabilities and Shareholders' Equity
  Deposits
   Noninterest-Bearing (principally domestic offices)    $ 8,792     $ 8,690
   Interest-Bearing
    Domestic Offices                                      14,904      15,156
    Foreign Offices                                        9,061       8,313
                                                         -------     -------
         Total Deposits                                   32,757      32,159
  Federal Funds Purchased and Securities
   Sold Under Repurchase Agreements                        2,726       2,711
  Other Borrowed Funds                                     4,382       2,781
  Acceptances Outstanding                                  1,075         901
  Accrued Taxes and Other Expenses                           819         763
  Accrued Interest Payable                                   130         111
  Other Liabilities                                          550         458
  Long-Term Debt                                           1,540       1,590
                                                         -------     -------
         Total Liabilities                                43,979      41,474
                                                         -------     -------
   Shareholders' Equity
   Preferred Stock-no par value, authorized 5,000,000
    shares, outstanding 184,000 shares in 1994 and
    3,648,100 shares in 1993                                 111        267
   Class A Preferred Stock - par value $2.00 per share,
    authorized 5,000,000 shares, outstanding 1,077,015
    shares in 1994 and 1,085,415 shares in 1993               27         27
   Common Stock-par value $7.50 per share, authorized
    350,000,000 shares, issued 93,994,552 shares in
    1994 and 93,700,481 shares in 1993                       705        703
   Additional Capital                                      1,544      1,544
   Retained Earnings                                       1,647      1,536
                                                         -------    -------
                                                           4,034      4,077
   Less:  Treasury Stock (92,400 shares in
    1994 and 86,599 in 1993), at cost                          5          5
                                                         -------    -------
         Total Shareholders' Equity                        4,029      4,072
                                                         -------    -------
Total Liabilities and Shareholders' Equity               $48,008    $45,546
                                                         =======    =======


       11.

                        THE BANK OF NEW YORK COMPANY, INC.
            Average Balances and Rates on a Taxable Equivalent Basis
                                   Preliminary
                              (Dollars in millions)
                                For the three                For the three
                                months ended                 months ended
                                March 31, 1994               March 31, 1993
                           -------------------------   --------------------------
                           Average           Average   Average            Average
                           Balance  Interest  Rate     Balance  Interest   Rate
                           -------  -------- -------   -------  --------  -------
ASSETS
- ------
Interest-Bearing Deposits in
 Banks (primarily foreign) $   563   $   8    5.39%   $   576   $    8    5.49%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     2,444      19    3.23      3,520       27    3.09
Loans
 Domestic Offices           21,309     398    7.58     19,845      379    7.75
 Foreign  Offices           10,005     116    4.69     10,575      129    4.96
                            ------  ------             ------   ------
   Total Loans              31,314     514    6.66     30,420      508    6.78
                            ------  ------             ------   ------

Securities
 U.S. Government Obligations 3,688      48    5.30      2,322       33    5.84
 U.S. Government Agency
  Obligations                  366       6    6.41      1,118       18    6.47
 Obligations of States and
  Political Subdivisions     1,024      24    9.55      1,133       30   10.48
 Other Securities,including
  Trading Securities         1,822      20    4.35      1,167       15    5.13
                            ------  ------             ------   ------
  Total Securities           6,900      98    5.74      5,740       96    6.74
                            ------  ------             ------   ------
Total Interest-Earning
    Assets                  41,221     639    6.29%    40,256      639    6.44%
                                    ------                      ------
Allowance for Loan Losses     (971)                   (1,073)
Cash and Due from Banks      3,000                     2,705
Other Assets                 5,116                     4,645
                            ------                    ------
  TOTAL ASSETS             $48,366                   $46,533
                            ======                    ======

LIABILITIES AND SHAREHOLDERS' EQUITY
- ------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts$ 3,626      22    2.47%   $ 3,699       24    2.59%
 Savings                     8,383      45    2.19      8,276       51    2.51
 Certificates of Deposit
  $100,000 & Over              885       7    3.06      1,413       11    3.18
 Other Time Deposits         2,268      24    4.37      2,952       32    4.46
 Foreign Offices             8,739      68    3.17      8,022       69    3.46
                            ------  ------             ------   ------
  Total Interest-Bearing
   Deposits                 23,901     166    2.83     24,362      187    3.11
Federal Funds Purchased and
 Securities Sold Under
 Repurchase Agreements       3,713      27    2.90      2,956       22    3.00
Other Borrowed Funds         2,610      23    3.63      2,576       22    3.45
Long-Term Debt               1,557      27    6.86      1,695       28    6.73
                            ------  ------             ------   ------
  Total Interest-Bearing
   Liabilities              31,781     243    3.11%    31,589      259    3.33%
                                    ------                      ------
Noninterest-Bearing Deposits 9,440                      8,864
Other Liabilities            3,106                      2,277
Preferred Stock                243                        400
Common Shareholders' Equity  3,796                      3,403
                            ------                     ------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY    $48,366                    $46,533
                           =======                    =======
Net Interest Earnings
 and Interest Rate Spread            $396     3.18%              $380    3.11%
                                   ======                      ======
 Net Yield on Interest-Earning
  Assets                                    3.89%                      3.82%
                                          ======                     ======
